UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submissions of Matters to Vote of Security Holders.

The 2015 annual meeting of the stockholders of the Company was held on June 10, 2015. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of directors.

The nominees for election to the Board of Directors were elected until the 2016 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Sung Hwan Cho	150,419,828	15,088,257
Thomas W. Elward	161,355,372	4,152,713
George Feldenkreis	161,453,748	4,054,337
Hunter C. Gary	149,925,479	15,582,606
Rainer Jueckstock	153,382,778	12,125,307
J. Michael Laisure	160,844,202	4,663,883
Daniel A. Ninivaggi	153,310,022	12,198,063
Neil S. Subin	159,014,696	6,493,389

Additionally, the Board had previously appointed Messrs. Courtney Mather and Louis J. Pastor to serve as directors until the 2016 annual meeting of stockholders or until their respective successors have been qualified, thereby bringing the total number of directors to ten.

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement was approved as follows:

For	Against	Abstain
163,151,029	2,322,876	34,151

Proposal No. 3: Approval of Amendment No. 1, and the performance metrics in the 2010 Stock Incentive Plan.

The proposal to approve Amendment No. 1, and the performance metrics in the Federal-Mogul Corporation 2010 Stock Incentive Plan as disclosed in the Company’s Proxy Statement was approved as follows:

For	Against	Abstain
160,732,163	4,750,326	25,567

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment No. 1 to the Federal-Mogul Holdings Corporation 2010 Stock Incentive Plan (Filed as Exhibit A to the Company’s Schedule 14A filed on April 28, 2015 and hereby incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation
(Registrant)
Date: June 12, 2015
/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

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